UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2014

UMED Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

000-55030
(Commission File Number)

90-0893594
 (IRS Employer Identification No.)

6628 Bryant Irvin Road, Suite 250
Fort Worth, Texas  76132
 (Address of principal executive offices)(Zip Code)

(817) 346-6900
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 26, 2014, UMED Holdings, Inc. (the Company) was notified by Raymond Wright that per a provision of his employment agreement with Greenway Innovative Energy, Inc. (a wholly-owned subsidiary of the Company) giving him the option of joining the Company Board of Directors, he was accepting the position as a board member of the Company.  Mr. Wright has served as President of Greenway Innovative Energy, Inc. since 2012.

The Company has not entered into any transactions with Mr. Wright other than those related to his employment agreement with Greenway Innovative Energy, Inc.  Mr. Wright has no familial relationships with executives or directors of the Company.

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMED Holdings, Inc.
(Registrant)

Date: February 26, 2015	By:	/s/Randy Moseley
	Name:	Randy Moseley
	Title:	Chief Financial Officer